EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:     September 10, 1997

                            LaSALLE FINANCIAL PARTNERS, LIMITED PARTNERSHIP

                            By:  LaSALLE CAPITAL MANAGEMENT, INC.
                                 a General Partner

                                 By:  /s/ Richard J. Nelson
                                      Richard J. Nelson, President


                            /s/ Richard J. Nelson
                            Richard J. Nelson


                            /s/ Peter T. Kross
                            Peter T. Kross


                            /s/ Florence Nelson
                            Florence Nelson